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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tellurian Inc. of all references to our firm and information from our reserves report dated January 30, 2019, included in or made a part of Tellurian Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, and our summary report attached as Exhibit 99.2 to the Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
July 19, 2019

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS